                                 EXHIBIT 11

                                                                  1997            1996            1995
                                                               ----------      ----------      ----------
   PRIMARY EARNINGS PER SHARE
Income (loss) before extraordinary items.....................  $2,259,089      $2,285,969      $(613,840)
Extraordinary item...........................................    (530,596)         --               --
                                                               ----------      ----------      ---------
   Net earnings (loss).......................................  $1,728,493       2,285,969      $(613,840)
                                                               ----------      ----------      ---------
                                                               ----------      ----------      ---------

Weighted average shares issued and outstanding...............   1,646,629         149,696        149,696
                                                               ----------      ----------      ---------
                                                               ----------      ----------      ---------
Add: Dilutive effect of options
      (as determined by the application
       of the Treasury Stock Method).........................     160,309           --              --
                                                               ----------      ----------      ---------
                                                                1,806,938         149,696        149,696
                                                               ----------      ----------      ---------
                                                               ----------      ----------      ---------

Primary earnings (loss) per common and common
  equivalent shares
    Earnings (loss) before extraordinary item................  $     1.25      $    15.27      $   (4.10)
    Extraordinary item.......................................        (.29)          --              --
                                                               ----------      ----------      ---------
       Net earnings (loss)...................................  $      .96      $    15.27      $   (4.10)
                                                               ----------      ----------      ---------
                                                               ----------      ----------      ---------

  FULLY-DILUTED EARNINGS PER SHARE
Income (loss) before extraordinary items,
  as reported................................................  $2,259,089      $2,285,969      $(613,840)
Reduced interest expense due to assumed conversion
  of Convertible Debentures..................................      --             800,000           --
                                                               ----------      ----------      ---------
     Income before extraordinary items for computing
       earnings (loss) per share.............................   2,259,089       3,085,969       (613,840)
Extraordinary item...........................................    (530,596)          --              --
                                                               ----------      ----------      ---------
     Net income for computing earnings (loss) per share......   1,728,493      $3,085,969      $(613,840)
                                                               ----------      ----------      ---------
                                                               ----------      ----------      ---------

Weighted average common & common equivalent shares
  as per primary calculation above..........................    1,806,938         149,696        149,696
Common stock equivalents/Convertible Debentures
  computed using if converted method........................       --              93,485           --
                                                               ----------      ----------      ---------
     Weighted average shares for computing
       fully-diluted earnings (loss) per share..............    1,806,938         243,181        149,696
                                                               ----------      ----------      ---------
                                                               ----------      ----------      ---------
Fully-diluted earnings (loss) per common and common
  equivalent shares
     Earnings (loss) before extraordinary item..............   $     1.25      $    12.69      $   (4.10)
     Extraordinary item.....................................         (.29)           --             --
                                                               ----------      ----------      ---------
        Net earnings (loss).................................   $      .96       $   12.69       $  (4.10)
                                                               ----------      ----------      ---------
                                                               ----------      ----------      ---------